Exhibit 10.7b


                       FIFTH AMENDMENT TO LEASE AGREEMENT

TO THE LEASE dated January 24, 1992 and amended July 30, 1992, July 21, 1993, October 8, 1993 and July 27, 1994 by and between MIG Kappa III Companies and then under receivership by order of the court, Eberhardt Property Management Company and now assigned to First Industrial, L.P. (a Delaware Limited Partnership) as Landlord and Funco, Inc. as Tenant.

THIS AMENDMENT TO LEASE, entered into and made as of the 23th day of May, 1997 by and between First Industrial, L.P. as Landlord, and Funco, Inc. as Tenant.


                                   WITNESSETH:


WHEREAS, Landlord's predecessors in interest and Tenant have heretofore entered into a certain Lease dated January 24, 1992 , as amended, (the "Lease") covering that certain space at 10120 West 76th Street, Eden Prairie, MN (the "Demised Premises"), upon terms and conditions described in said Lease; and

WHEREAS, effective May 1, 1997 Landlord and Tenant desire to extend and further amend said Lease as described below:

1. TERM: The term of the Lease shall be extended to provide for an expiration date on the last day of June, 2002.

2. PREMISES: Effective May 1, 1997, Tenant shall occupy an additional 8,901 square feet of space to bring the total occupied area to 49,679 square feet as shown on Exhibit A attached hereto.

3.       BASE RENT:  Monthly Base Rent shall be as follows:

         July 1, 1997 - December 31, 1997          $19,954.40 per month
         January 1, 1998 - December 31, 1998       $18,091.43 per month
         January 1, 1999 - June 30, 1999           $19,954.40 per month
         July 1, 1999 - June 30, 2002              $20,699.58 per month

4. OPERATING COSTS: Effective July 1, 1997, Tenant's Pro Rata Share of operating expenses and real estate taxes as referenced in Paragraph 1.8 of the Lease shall be 84.71%.

5. TENANT IMPROVEMENT ALLOWANCE: The Premises is leased to Tenant in "as-is" condition. All tenant improvements made to the Premises and contracted by the Tenant shall be paid for in full by the Tenant. Tenant shall provide Landlord with copies of Certificates of Insurance from contractors and shall hold the Landlord harmless for claims made for such work. All work performed shall meet building code requirements and Tenant shall obtain all necessary permits and licenses with the City of Eden Prairie prior to commencing construction. Upon completion of construction, in consideration for the improvements constructed by Tenant in the expanded area, the Landlord will issue a $50,000 rent credit effective February 1, 1998 to the Tenant to be applied against Base Rent and any additional charges due under the Lease.

6. TERMINATION: Section 14.19 of the Lease shall be deleted and the following shall be inserted in lieu thereof:

         "Tenant shall have the right, at Tenant's sole discretion, to terminate this Lease without penalty by giving Landlord eight (8) months written notice prior to July 1, 1999, July 1, 2000 or July 1, 2001. If Tenant terminates this Lease, the Tenant must vacate the Premises on or before June 30, 1999, June 30, 2000 or June 30, 2001, respectively, upon which vacating, the Lease shall terminate and neither party shall have any further obligations under the terms of the Lease."

7. SIGNS: Landlord and Tenant agree to cooperate for the installation of a new monument sign for the Premises to replace Tenant's existing monument sign at the corner of West 76th Street and Golden Triangle Drive, Eden Prairie, MN. Landlord shall provide Tenant with the updated criteria acceptable to Landlord (to replace Exhibit E) and the City of Eden Prairie for such new sign on or before September 1, 1997. Tenant will submit a drawing of a proposed sign in good faith to agree upon a sign substantially similar to Tenant's drawing. Upon agreement by the parties, Landlord shall be solely responsible for the local permitting, construction and installation of such sign, which sign shall be completed no later than December 1, 1997.

8. OPERATION & MAINTENANCE OF BUILDING: Landlord acknowledges that the monitoring of the fire alarm and protection system, including the sprinkler monitoring system, is part of Landlord's obligation under the terms of the Lease. In connection with such responsibility, Landlord shall supply Tenant with the Company Name, Telephone Number, Account Number and Contact Person for Landlord's contracts for these services within five (5) days of the execution of this Agreement.

9. BROKERAGE: Landlord and Tenant warrant to each other that no broker was involved in the negotiation of this Agreement.

10. OPTION TO RENEW: Section 14.18 will be deleted and the following shall be inserted in lieu thereof: Assuming the Tenant is not in default of this Lease, Landlord, hereby grants the right to the Tenant to renew this Lease Agreement for an additional three (3) year term at a base rent based on a four percent (4%) increase per year of the extended terms, under the same terms and conditions of the existing Lease Agreement. Said renewal option must received be in writing no later than January 1, 2002. This option to renew is not assignable to any sub-tenant and is only valid for Funco, Inc.

11. Except as hereinabove set forth, all terms, provisions and covenants set forth in the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.



LANDLORD:  FIRST INDUSTRIAL, L.P.                 TENANT:  FUNCO, INC.
a Delaware Limited Partnership                    a Minnesota Corporation

By:  First Industrial Realty Trust, Inc., a
     Maryland corporation, its general partner

By:  /s/  Duane Lund                              By:  /s/  Stanley A. Bodine
     --------------------------------------            -------------------------

Its: Senior Regional Director                     Its: President
     --------------------------------------            -------------------------